POWER OF ATTORNEY



	    The undersigned, Thomas E.
Ferguson, being an Officer of Flowserve
Corporation (the "Company"),
hereby appoints Ronald F. Shuff, Tara D. Mackey and
Mark A. Blinn, or any
one of them, as his agent and attorney-in-fact to prepare and execute, on his behalf, all reports required, in the judgment of Ronald F.
Shuff,
Tara D. Mackey or Mark A. Blinn, to be filed with the Securities and

Exchange Commission involving his transactions in the securities of the Company, including, without limitation, the filing of all his required
Form 3, Form 4 and
Form 5 reports.

	    This Power of Attorney shall
extend until revoked in writing by the
undersigned or until the
undersigned is no longer subject to the requirements of
Section 16 of the
Securities Exchange Act due to termination of his role as an Officer of the Company.



										   /s/ Thomas E. Ferguson

Thomas E. Ferguson

Dated:  February 28, 2005